                                                                    EXHIBIT 4.13

                            BROADBASE SOFTWARE, INC.
                         NON-PLAN STOCK OPTION AGREEMENT


               This Stock Option Agreement (this "AGREEMENT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between Broadbase Software, Inc., a Delaware corporation (the "COMPANY"), and the optionee named below ("OPTIONEE"). Capitalized terms not defined herein shall have the meaning ascribed to them in Section 20.

OPTIONEE:                             Rusty Thomas
SOCIAL SECURITY NUMBER:
                                      -------------------------------
OPTIONEE'S ADDRESS:
                                      -------------------------------

                                      -------------------------------

TOTAL OPTION SHARES:                  175,000
EXERCISE PRICE PER SHARE:             $54.00
DATE OF GRANT:                        1/4/2000
VESTING START DATE:                   1/4/2000
EXPIRATION DATE:                      1/4/2010
TYPE OF STOCK OPTION:                 Nonqualified Stock Option

        1. GRANT OF OPTION. The Company hereby grants to Optionee an option (this "OPTION") to purchase up to the total number of shares of common stock of the Company, $0.001 par value ("COMMON STOCK"), set forth above (collectively, the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement.

        2. VESTING; EXERCISE PERIOD.

               2.1 Vesting of Shares. This Option shall be exercisable as it vests. Subject to the terms and conditions of this Agreement, this Option shall vest and become exercisable as to portions of the Shares as follows: (a) this Option shall not be exercisable with respect to any of the Shares until April 4, 2000 (the "FIRST VESTING DATE"); (b) if Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company, then on the First Vesting Date, this Option shall become exercisable as to 6.25% of the Shares; and (c) thereafter this Option shall become exercisable as to an additional 2.083% of the Shares on each monthly anniversary of the First Vesting Date, provided that Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company. Furthermore, in the event of a change in control of at least 50% of the voting stock of the company, in conjunction with the optionee not being offered to continue in the same position, then 50% of your unvested shares shall immediately vest. This Option shall cease to vest upon Optionee's

                                                        Broadbase Software, Inc.
                                                 Non-Plan Stock Option Agreement

Termination and Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company's Common Stock greater than the "Total Option Shares."

               2.2 Expiration. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3, provided, however, that this Option will be not be exercisable after the expiration of ten (10) years from the Date of Grant.

        3. TERMINATION.

               3.1 Termination for Any Reason Except Death, Disability or Cause. If Optionee is Terminated for any reason except Optionee's death, Disability or Cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 2.1 of this Agreement on the date of Termination, may be exercised by Optionee no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

               3.2 Termination Because of Death or Disability. If Optionee is Terminated because of death or Disability of Optionee (or the Optionee dies within three (3) months after a Termination other than because of death, Disability or Cause), then this Option, to the extent that it is vested in accordance with the schedule set forth in Section 2.1 of this Agreement on the date of Termination, may be exercised by Optionee (or Optionee's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

               3.3 Termination for Cause. If Optionee is Terminated for Cause, this Option will expire on the Optionee's date of Termination.

               3.4 No Obligation to Employ. Nothing in this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee's employment or other relationship at any time, with or without Cause.

        4. MANNER OF EXERCISE.

               4.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia, Optionee's election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding

                                                        Broadbase Software, Inc.
                                                 Non-Plan Stock Option Agreement

Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

               4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

               4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

        (a)     provided that a public market for the Company's stock exists:
                (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or
                (2) through a "margin" commitment from Optionee and -- a NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

        (b)     by any combination of the foregoing.

               4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

               4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

        5. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this Option and

                                                        Broadbase Software, Inc.
                                                 Non-Plan Stock Option Agreement

the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

        6. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

        7. TAX CONSEQUENCES. Set forth below is a brief summary of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

               7.1 Exercise of Nonqualified Stock Option. There may be a regular federal and California income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               7.2 Disposition of Shares. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain, as the case may be.

        8. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not have any of the rights of a shareholder with respect to any Shares until Optionee exercises this Option and pays the Exercise Price.

        9. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

        10. ENTIRE AGREEMENT. This Agreement and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

        11. NOTICES. Any notice required to be given or delivered to the Company

                                                        Broadbase Software, Inc.
                                                 Non-Plan Stock Option Agreement

under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

        12. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

        13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

        14. ACCEPTANCE. Optionee hereby acknowledges receipt of a copy of this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

        15. MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew this Option and authorize the grant of new options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any of such Optionee's rights under this Option. The Committee may reduce the Exercise Price of this Option without the consent of the Optionee affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below 85% of the Fair Market Value of the Shares on the date of grant.

        16. CERTIFICATES. All certificates for Shares or other securities delivered upon exercise of this Option will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

        17. ADJUSTMENT OF SHARES. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without

                                                        Broadbase Software, Inc.
                                                 Non-Plan Stock Option Agreement

consideration, then the Exercise Price of and the number of Shares subject to this Option will be proportionately adjusted, subject to any required action by the Board or the Optionee and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

        18. CORPORATE TRANSACTIONS.

               18.1 Assumption or Replacement of Option by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and this Option is assumed, converted or replaced by the successor corporation, which assumption will be binding on the Optionee), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or
(e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, this Option may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Optionee. In the alternative, the successor corporation may substitute equivalent options or provide substantially similar consideration to the Optionee as was provided to other stockholders. The successor corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee. In the event such successor corporation (if any) refuses to assume or substitute this Option, as provided above, pursuant to a transaction described in this subsection, this Option will expire on such transaction at such time and on such conditions as the Committee will determine; provided, however, that the Committee may, in its sole discretion, provide that the vesting of this Option will accelerate. If the Committee exercises such discretion with respect to this Option, this Option will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if this Option is not exercised prior to the consummation of the corporate transaction, it shall terminate at such time as determined by the Committee.

               18.2 Other Treatment of Option. Subject to any greater rights granted to the Optionee under the foregoing provisions of this section, in the event of the occurrence of any transaction described in Section 18.1, this Option will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

        19. AMENDMENT OR TERMINATION OF THE AGREEMENT. The Board may at any time terminate or amend this Agreement in any respect; provided, however, that the Board will

                                                        Broadbase Software, Inc.
                                                 Non-Plan Stock Option Agreement


not, without the approval of the Optionee, amend this Agreement in any manner that requires Optionee's approval.

        20. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings:

               "BOARD" means the Board of Directors of the Company.

               "CAUSE" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

               "COMMITTEE" means the Compensation Committee of the Board

               "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Committee.

               "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

        (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

        (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

        (d) if none of the foregoing is applicable, by the Committee in good faith.

               "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other

                                                        Broadbase Software, Inc.
                                                 Non-Plan Stock Option Agreement

than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               "TERMINATION" or "TERMINATED" means, for purposes of this Agreement with respect to the Optionee, that the Optionee has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of the Optionee is on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of this Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may this Option be exercised after the expiration of the term set forth in this Agreement. The Committee will have sole discretion to determine whether the Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the "TERMINATION DATE").

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.


BROADBASE SOFTWARE, INC.              OPTIONEE


By: /s/ CHUCK BAY                    /s/ RUSTY THOMAS
   -------------------------------   -------------------------------
                                     (Signature)

Chuck Bay                            Rusty Thomas
----------------------------------   -------------------------------
(Please print name)                   (Please print name)

President
----------------------------------
(Please print title)

                                    EXHIBIT A


                         STOCK OPTION EXERCISE AGREEMENT

                                    EXHIBIT A

                            BROADBASE SOFTWARE, INC.
                    NON-PLAN STOCK OPTION EXERCISE AGREEMENT

        I hereby elect to purchase the number of shares of Common Stock of BROADBASE SOFTWARE, INC. (the "Company") as set forth below:

Optionee                                     Number of Shares Purchased:
        ----------------------------------                              -----------------------------
Social Security Number:                      Purchase Price per Share:
                       -------------------                            -------------------------------
Address:                                     Aggregate Purchase Price:
        ----------------------------------                            -------------------------------
                                             Date of Option Agreement:
        ----------------------------------                            -------------------------------

Type of Option:  Nonqualified Stock Option   Exact Name of Title to Shares:
               ---------------------------                                 --------------------------

1. DELIVERY OF PURCHASE PRICE. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Agreement (the "Option Agreement") as follows (check as applicable and complete):

[ ] in cash (by check) in the amount of $_____________________, receipt of which is acknowledged by the Company;

[ ] through a "same-day-sale" commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $_______________________________; or

[ ] through a "margin" commitment, delivered herewith from Optionee and the NASD Dealer named therein, in the amount of $_________________________________________.

2. MARKET STANDOFF AGREEMENT. Optionee, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Agreement and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.


Date:
-------------------------------              -------------------------------
                                             SIGNATURE OF OPTIONEE

                                 SPOUSAL CONSENT


        I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the "Agreement") and that I know its contents. I hereby consent to and approve all the provisions of the Agreement, and agree that the shares of the Common Stock of Broadbase Software, Inc. purchased thereunder (the "Shares") and any interest I may have in such Shares are subject to all the provisions of the Agreement. I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.


                                             Date:
                                                  ------------------------------

-----------------------------------
SIGNATURE OF OPTIONEE'S SPOUSE

-----------------------------------
SPOUSE'S NAME - TYPED OR PRINTED

-----------------------------------
OPTIONEE'S NAME - TYPED OR PRINTED